Exhibit 99.1

Uber Freight to Acquire Transplace

Transaction will create an industry-leading combined Freight Technology Operating System to enable a comprehensive end-to-end shipper-to-carrier solution, unlocking new levels of efficiency and service.

SAN FRANCISCO AND FRISCO, TEXAS – July 22, 2021 – Uber Freight and Transplace have entered into a definitive agreement for Uber Freight to acquire Transplace for approximately $2.25 billion, consisting of up to $750 million in common stock of Uber Freight’s parent company, Uber Technologies, Inc. (NYSE: UBER) and the remainder in cash. Uber Freight will acquire Transplace from TPG Capital, the private equity platform of alternative asset firm TPG. Uber Freight’s acquisition of Transplace will create one of the leading logistics technology platforms, with one of the largest and most comprehensive managed transportation and logistics networks in the world. The transaction is subject to regulatory approval and other customary closing conditions.

The acquisition comes at a time of accelerated transformation in logistics. The demands of a volatile market and the increasing complexity of globalized logistics are clashing with industrial-age transportation technology. In the midst of capacity constraints and escalating transportation costs, shippers are adapting their operations at an increasing pace and looking for technology, support, and solutions that can modernize their supply chain and keep critical goods, and the economy, moving.

“This is a significant step forward, not just for Uber Freight but for the entire logistics ecosystem,” said Lior Ron, Head of Uber Freight. “This is an opportunity to bring together complementary best-in-class technology solutions and operational excellence from two premier companies to create an industry-first shipper-to-carrier platform that will transform shippers’ entire supply chains, delivering operational resilience and reducing costs at a time when it matters most.”

“The acquisition will combine the world’s premier shipper network platform with one of the industry’s most innovative supply platforms, to the benefit of all stakeholders,” said Frank McGuigan, CEO of Transplace. “Our expectation is that shippers will see greater efficiency and transparency and carriers will benefit from the scale to drive improved operating ratios. All in all, we expect to significantly reduce shipper and carrier empty miles to the benefit of highway and road infrastructures and the environment. Finally, we want to thank TPG for their partnership as we have worked together to position Transplace as a leader in supply chain innovation.”

Transplace was acquired by TPG Capital in 2017. Over the course of the partnership, Transplace has invested heavily in technology and other growth initiatives to further bolster the company’s expansive, high-quality, customizable solutions for managing today’s supply chain. Digitization of the global supply chain and the rapid adoption of logistics technology and solutions continue to drive investment activity across TPG’s platforms.

“Our partnership with Transplace is a strong example of TPG Capital’s strategy to identify industry-leading tech-enabled services companies and invest behind them to drive sustained growth,” said Jack Daly, Partner at TPG Capital and Chairman of Transplace, and Alex Minasian, Principal at TPG Capital. “In a category that continues to benefit from several secular tailwinds, Frank and his experienced team have positioned the company as an innovative leader that is empowering customers of all sizes to improve and optimize their supply chains. We thank the entire Transplace team for their partnership and wish them continued success in their next chapter.”

A logistics platform built for both shippers and carriers

The combination of Uber Freight and Transplace will optimize the movement of freight across the entire marketplace and deliver best-in-class services to shippers, while also unlocking opportunities for carriers. Uber Freight’s vast network of digitally-enabled carriers, combined with Transplace’s trusted shipper technology and operational solutions, will result in a fully scaled logistics platform built to meet both shippers and carriers where they are, no matter the size of their business or their transportation needs.

The combination of trusted services and technology solutions available via Uber Freight will help reduce friction across the supply chain and enable a new era of logistics management:

●	Shippers will have access to an even more robust set of technology solutions across all transportation modes and services, bolstered by support services based on Uber’s advanced technology and data science expertise.

●	Carriers will have the ability to collaborate directly with shippers within a seamless marketplace as well as access high quality freight across multiple expanded service lines, including intermodal, cross border and Less-Than-Truckload.

Uber Freight’s brokerage will continue to operate independently from Transplace’s managed transportation services to ensure the highest-quality service for shippers.

Accelerating Uber Freight’s path to profitability

Completion of this transaction will enable Uber Freight to serve substantially more customers at all levels of the freight industry and will expand its presence into Mexico and through new capabilities in intermodal and customs brokerage.

This transaction is expected to accelerate Uber Freight’s path to profitability and help the segment to break even on an Adjusted EBITDA basis by the end of 2022.

A slide presentation with additional information about the transaction will be available on the Uber Investor Relations website at investor.uber.com.

Advisors

Morgan Stanley & Co. LLC is acting as financial advisor to Uber, and Cooley LLP and Sullivan & Cromwell LLP are serving as legal counsel. Goldman Sachs & Co. LLC is serving as lead financial advisor to Transplace and TPG Capital. Harris Williams is also serving as financial advisor. Kirkland & Ellis and Cleary Gottlieb are serving as legal counsel to Transplace and TPG Capital.

About Uber Freight

Uber Freight is a logistics platform built on the power of Uber with the goal to reshape global logistics and deliver reliability, flexibility and transparency for shippers and carriers. Since launching in 2017, Uber Freight has built one of the world’s largest digitally-enabled carrier networks and transformed entrenched practices around pricing and booking freight to reduce inefficiencies and increase opportunities for business growth and industry collaboration. Today, the business counts over 70,000 carriers in its network and thousands of shippers as customers, from small businesses to Fortune 500 companies, including AB Inbev, Nestle, LG, Land O’Lakes and many more.

About Transplace

Transplace powers one of the largest managed transportation and logistics networks in the world. Its tech-enabled services and solutions platform are backed by the combination of innovative technology and a dedicated team of domain experts, engineers and data scientists. Transplace is committed to thrilling its customers by consistently improving supply chain performance and providing greater visibility and control of their logistics networks. Companies of all sizes rely on Transplace to deliver trusted outcomes through best-in-class logistics management, strategic capacity and cross-border services.

About TPG

TPG is a leading global alternative asset firm founded in 1992 with $96 billion of assets under management and offices in Beijing, Fort Worth, Hong Kong, London, Luxembourg, Melbourne, Mumbai, New York, San Francisco, Seoul, Singapore, and Washington D.C. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth equity, impact investing, real estate, secondaries, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com or @TPG on Twitter.

Press:

For Uber Freight:

press@uber.com

For Transplace:

press@transplace.com

For TPG:

Luke Barrett

415-743-1550

media@tpg.com

Investors and Analysts:

For Uber:

investor@uber.com

Forward-Looking Statements

This communication contains forward-looking statements regarding Uber Freight Holding Corporation (“Freight,” “we” or “our”) future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to our pending acquisition of Transplace, including the failure to obtain, or delays in obtaining, required regulatory approvals, any reverse termination fee that may be payable by us in connection with any failure to obtain regulatory approvals, the risk that such approvals may result in the imposition of conditions that could adversely affect us or the expected benefits of the proposed transaction, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the acquisition of Transplace, including the integration of the Transplace business; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; failure to accelerate Freight’s profitability in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with our and/or Transplace’s employees, customers, suppliers and other business partners; the risk of litigation or regulatory actions to us and/or Transplace; inability to retain key personnel; changes in legislation or government regulations affecting us or Transplace; developments in the COVID-19 pandemic and resulting business and operational impacts on us and/or Transplace; and economic financial, social or political conditions that could adversely affect us, Transplace or the proposed transaction. All information provided in this communication is as of the date of this communication and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable, and information available to us, as of such date. We undertake no duty to update this information unless required by law.

The forward-looking statements in this communication may also relate to the business and expectations of Freight’s parent company, Uber Technologies, Inc. (“Uber”). In addition to the risks related to the proposed transaction and the business of Freight and/or Transplace, for additional information on other potential risks and uncertainties that could cause actual results of Uber to differ from the results predicted, please see its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission (the “SEC”). Uber undertakes no duty to update this information unless required by law.